                                                                    Exhibit 4.13

                                WAIVER AGREEMENT

     WAIVER AGREEMENT ("Agreement"), dated as of February 22, 2005 between the persons whose names appear on the signature pages hereof (individually a "Warrantholder" and collectively the "Warrantholders") and Omrix
Biopharmaceuticals, Inc. (the "Company")

                              W I T N E S S E T H :

     WHEREAS, Warrantholders are the record and beneficial owners of certain warrants to purchase common stock of the Company comprising "Advisory Warrants" and "Strategic Warrants" identified on Schedule A to this Agreement (collectively, the "Warrants") granting Warrantholders the right to purchase shares of the Company's Common Stock from the Company; and

     WHEREAS, the Warrants provide for adjustment of the respective Exercise Prices upon certain issuances or sales of Common Stock for a consideration per share less than the Per Share Price set forth in the Warrants;

     WHEREAS, the Company proposes to enter into a transaction (the "Transaction") pursuant to which some holders of senior secured convertible promissory notes of the Company issued in September 2002 will convert such securities into Common Stock of the Company; and that the conversion will occur at the same conditions as the ones of the Recapitalization of the Company of January 2005;

     WHEREAS, in connection with the Plan of Recapitalization, the Company has requested that Warrantholders waive certain adjustments contemplated by the Warrants and Warrantholders are willing to do so in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, receipt ands sufficiency of which are hereby acknowledged, the parties hereto herby agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined are used herein as defined in the Warrants.

     2. Waiver of the Anti-Dilution Adjustments: Warrantholders hereby waive any antidilution protection or other adjustment provided under the Warrants (including, but not limited to, Section 2 thereof and the related definitions) with regard to Common Stock and/or options, warrants, or other Common Stock purchase rights to be issued in the Transaction contemplated thereby and acknowledge that the waiver being granted pursuant to this Agreement is in lieu of any such antidilution protection or other adjustments. The foregoing notwithstanding, the waiver granted by this Agreement is granted solely in connection with the contemplated Transaction and shall not constitute a waiver or diminution of any right of any Warrantholder hereafter to require or demand strict compliance and performance of the Warrant or Warrants held by such person.

     3. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.

     4. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Each of the undersigned Warrantholders hereby agrees that this Agreement shall be effective for all purposes with respect to itself upon the receipt of a telecopy by the Company or its counsel of a signed signature page to this instrument and that the Company is authorized to attach such signed signature page to the pages comprising the balance of this Agreement. Pursuant to Section 11 of each Warrant, this Agreement shall become effective with respect to all Warrants upon the Company's receipt of counterparts of this Agreement bearing the original or telecopied signatures of holders of Warrants comprising not less than a majority of the Registrable Securities issuable upon exercise of the Warrants.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.


                                        OMRIX BIOPHARMACEUTICALS, INC.

                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        CAPRICORN VENTURE PARTNERS N.V.

                                        By
                                          -------------------------------
                                        Name:
                                        Title:

                                        MPM CAPITAL LP

                                        By: Medical Portfolio Management, LLC,
                                        its General Partner

                                        /s/ Ansbert Gadicke
                                        --------------------------------
                                        Name: Ansbert Gadicke
                                        Title: Manager

                                        1998 WARBURG-JOHNSON CHILDREN'S TRUST

                                        By
                                          -------------------------------
                                        Name:
                                        Title:


                                        WOLFGANG STOIBER

                                        By
                                          -------------------------------
                                        Name:
                                        Title:


                                        KEN BATE

                                        By
                                          -------------------------------
                                        Name:
                                        Title:


                                        GLEN SBLENDORIO

                                        By
                                          -------------------------------
                                        Name:
                                        Title:


                                        SBS VENTURES CORP. DEFINED BENEFIT
                                        PENSION PLAN

                                        By
                                          -------------------------------
                                        Name:
                                        Title:

         SIGNATURE PAGE TO CONSENT AND WAIVER OF THE CORPORATION AND AND
                     ADVISORY AND STRATEGIC WARRANTHOLDERS

                                        MPM CAPITAL LP

                                        By: Medical Portfolio Management, LLC,
                                        its General Partner

                                        /s/ Ansbert Gadicke
                                        ------------------------
                                        Name: Ansbert Gadicke
                                        Title:Manager


                                        T. SCOTT JOHNSON

                                        By
                                          -------------------------------
                                        Name:
                                        Title:


                                        JAMES O'MARA

                                        By
                                          -------------------------------
                                        Name:
                                        Title:

           SIGNATURE PAGE TO CONSENT AND WAIVER OF THE CORPORATION AND
                     ADVISORY AND STRATEGIC WARRANTHOLDERS

                                   SCHEDULE A

                                Advisory Warrants


         Advisory                                                      No. of           Exercise Price
       Warrant No.                Registered Warrantholder             Shares              Per Share
       -----------               -------------------------             ------           --------------
         W-ADV-#1                      MPM Capital LP                 104,401                $5.55
         W-ADV-#2                   1998 Warburg-Johnson               25,076                $5.55
                                      Children's Trust
         W-ADV-#3                     Wolfgang Stoiber                 25,076                $5.55
         W-ADV-#4                         Ken Bate                     25,076                $5.55
         W-ADV-#5                     Glenn Sblendorio                 25,076                $5.55
         W-CAP-#1                Capricorn Venture Partners            40,000                $5.55
                                            N.V.
         W-ADV-#9                SBS Ventures Corp. Defined           126,710                $5.55
                                    Benefit Pension Plan
        W-ADV-#10                SBS Ventures Corp. Defined            77,995                $5.55
                                    Benefit Pension Plan


                               Strategic Warrants

         Advisory                                                     No. of           Exercise Price
       Warrant No.               Registered Warrantholder             Shares              Per Share
       -----------               ------------------------             ------           --------------
        W-STR-#11                     MPM Capital LP                  30,339                $6.17
         W-STR-#6                    T. Scott Johnson                  6,994                $6.17
         W-STR-#7                    Wolfgang Stoiber                  6,994                $6.17
         W-STR-#8                        Ken Bate                      6,994                $6.17
        W-STR-#10                     Glen Sblendorio                  6,994                $6.17
         W-STR-#9                      James O'Mara                    1,000                $6.17